August 18, 2010

Luis Rivera
c/o Lyris, Inc.
6401 Hollis Street, Suite 125
Emeryville, CA 94608-1090

          Re: Terms of Resignation

Dear Luis:

     This letter confirms the agreement (“Agreement”) between you and Lyris, Inc. (the “Company”) concerning the terms of your resignation and offers you the separation compensation we discussed in exchange for a general release of claims and covenant not to sue.

     1. Resignation Date: August 18, 2010 is your last day of employment with the Company (the “Resignation Date”). As of the Resignation Date, you resign as an employee of the Company, from the Company’s Board of Directors and from all other positions that you hold or committees on which you serve with respect to the Company.

     2. Acknowledgment of Payment of Wages: The Company will promptly provide you with your final paycheck in the amount equal to all wages, salary, bonuses, reimbursable expenses, accrued vacation and any similar payments due to you from the Company as of the Resignation Date (the “Accrued Compensation”). By signing below, you acknowledge that the Company does not owe you any other amounts.

     3. Severance: The Company agrees to pay you, following the Effective Date (as defined in paragraph 18 below) of this Agreement, 1.5 times your current annual base salary pursuant to Section 4(c) of your Employment Agreement with the Company, dated May 6, 2005, attached hereto as Exhibit A (the “Employment Agreement”), with the payment to be made in a single lump sum, less applicable state and federal payroll deductions.

     4. Separation Compensation: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth in paragraphs 7 and 8 below and your other promises herein, the Company agrees to provide you with the following:

          a. Repurchase of Company Common Stock. The Company shall purchase 170,000 shares of Company Common Stock that you hold at a purchase price of $0.33 per share for an aggregate purchase price of $56,100.00.

          b. Extension of Option Exercise Period. Pursuant to your Stock Option Agreement with the Company, dated May 6, 2005, and the Company’s 2005 Equity-Based Compensation Plan (hereafter collectively referred to as the “Stock Option Agreement”), you have been granted an option to purchase 3,600,000 shares of the Company’s common stock (the “Option”). The Option has vested as to all of the shares (the “Vested Shares”) and all such shares are unexercised Vested Shares (the “Unexercised Vested Shares”). Pursuant to your Stock Option Agreement, you will have only 90 days after the Resignation Date to exercise the Unexercised Vested Shares. The Company hereby amends the Stock Option Agreement to extend the period in which you may exercise the Unexercised Vested Shares to one year following the Resignation Date and after such date, you will no longer have a right to exercise the Option as to any shares.

     By signing below, you acknowledge that you are receiving the separation compensation outlined in this paragraph in consideration for waiving your rights to claims referred to in this Agreement and that you would not otherwise be entitled to the separation compensation.

     5. Return of Company Property: Upon termination of employment, you are obligated to return to the Company immediately all property or data of Company of any type whatsoever that has been in your possession, custody, or control.

     6. Confidential Information: As a result of your employment with Company you have had access to the Company’s Confidential Information (as defined in the Employment Agreement) and we remind you that you continue to be bound by the confidentiality and intellectual property terms of your Employment Agreement. By signing below, you confirm that you will hold all Confidential Information in the strictest confidence, that you will not make use of such Confidential Information on behalf of yourself or any other person or entity, that you have delivered to the Company all documents and data of any nature containing or pertaining to such Confidential Information, and that you have not retained any such documents or data or any reproduction thereof.

     7. General Release and Waiver of Claims:

          a. The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock options, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.

          b. By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

     “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

          c. You and the Company do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code section 2802. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

     8. Covenant Not to Sue:

          a. To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution of, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter covered by this Agreement.

          b. Nothing in this section shall prohibit you from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. However, you understand and agree that, by entering into this Agreement, you are releasing any and all individual claims for relief, and that any and all subsequent disputes between you and the Company shall be resolved through arbitration as provided below.

          c. Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

     9. Nondisparagement: You agree that you will not disparage Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement. Nothing in this paragraph shall prohibit you from providing truthful information in response to a subpoena or other legal process.

     10. Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Alameda County, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator's decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

     11. Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

     12. Confidentiality: The contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order. You agree that if you are asked for information concerning this Agreement, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement.

     13. No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.

     14. Complete and Voluntary Agreement: This Agreement, together with Exhibit A hereto, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.

     15. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

     16. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original.

     17. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     18. Effective Date: This Agreement is effective on the date it is signed by both parties.

     This offer of separation compensation in exchange for a release of claims will expire at 6:00 p.m. (PDT) on August 18, 2010.

     If you agree to abide by the terms outlined in this letter, please sign this letter below and also sign the attached copy and return it to me. I wish you the best in your future endeavors.

Sincerely,

Lyris, Inc.

		By:	/s/William T. Comfort
William T. Comfort, III
Chairman of the Board

READ, UNDERSTOOD AND AGREED

Luis Rivera	Date:	August 18, 2010
Luis Rivera

EXHIBIT A

EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of May 6, 2005, by and between Lyris Technologies, Inc., a Delaware corporation (together with its successors and assigns permitted hereunder, the “Company”), and Luis Rivera (“Employee”).

RECITALS

     WHEREAS, Employee is currently employed by the Company, which develops software and services for e-mail marketing, e-mail filtering and spam prevention (as the Company currently conducts and does so during the term of this Agreement, the “Business”);

     WHEREAS, the Company is, concurrently with the execution hereof, entering into a stock purchase agreement with the Commodore Resources, Inc. a Delaware corporation (“Commodore”), and the other parties thereto (the “Stock Purchase Agreement”); and

     WHEREAS, Employee and the Company desire to set forth herein the terms of employment for Employee, which employment shall be effective as of the closing of the transactions contemplated by the Stock Purchase Agreement (the “Effective Date”).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1. Employment Period. Subject to Section 3 or mutual written agreement between the Company and Employee, the Company hereby agrees to employ Employee, and Employee hereby agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing as of the Effective Date and ending on the fifth anniversary of the Effective Date (the “Initial Term”); provided that, at the expiration of the Initial Term, and on each anniversary of such expiration thereafter, the Employment Period shall automatically be extended in one year increments (the “Extended Term”) unless at least three months prior to the ensuing expiration date (but no more than 9 months prior to such expiration date), the Company or Employee shall have given written notice to the other party that it or he does not wish to extend this Agreement (a “Non-Renewal Notice”). The term “Employment Period,” as utilized in this Agreement, shall refer to the Employment Period as so automatically extended.

2. Terms of Employment.

          (a) Position and Duties.

               (i) During the Employment Period, Employee shall serve as President and Chief Executive Officer of the Company and, in so doing, shall report to the Board of Directors of the Company (the “Board”). Employee agrees to perform whatever duties the Board may assign to Employee from time to time, consistent with Employee’s position with the Company. Employee shall have supervision and control over, and responsibility for, such management and operational functions of the Company as are usual and customary for such position, and shall have such other powers and duties as may from time to time be prescribed by the Board.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which Employee is entitled, Employee agrees to devote all of his business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Employee hereunder, to use Employee’s reasonable best efforts to perform faithfully, effectively and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures or fulfill speaking engagements and (C) manage personal investments, so long as such activities do not materially interfere with the performance of Employee’s responsibilities as an employee of the Company in accordance with this Agreement.

          (b) Compensation.

               (i) Base Salary. During the Employment Period, Employee shall receive a minimum annual base salary per calendar year of two hundred thousand dollars ($200,000) (“Annual Base Salary”), which shall be paid in accordance with the customary payroll practices of the Company and shall be prorated for the year ending December 31, 2005 and for any other partial year of service. The Company may review and adjust upward Employee’s Annual Base Salary. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so adjusted.

               (ii) Annual Bonus. Employee shall be eligible to receive an annual bonus (“Annual Bonus”) at the end of each calendar year during the Employment Period in accordance with the terms set forth on Schedule I hereto.

               (iii) Incentive, Savings and Retirement Plans. During the Employment Period, Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company applicable generally to other employees of the Company (“Investment Plans”).

               (iv) Welfare Benefit Plans. During the Employment Period, Employee and/or Employee’s family or dependents, as the case may be, shall be eligible for participation in the welfare benefit plans, practices, policies and programs (“Welfare Plans”) provided by the Company (including, without limitation, medical, prescription, dental, vision, short-term disability, long-term disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other employees of the Company. The Company will pay any required co-pay for health insurance for Employee and his family under the Company’s health plan.

               (v) Expenses. During the Employment Period, Employee shall be entitled to receive prompt reimbursement for all reasonable travel, entertainment and other business-related expenses incurred by Employee in accordance with the policies, practices and procedures of the Company or the Business, as applicable.

               (vi) Vacation and Holidays. During the Employment Period, Employee shall be entitled to a minimum of four weeks vacation.

3. Termination of Employment.

          (a) Death or Disability. Employee’s employment shall terminate automatically upon Employee’s death during the Employment Period. If the Disability of Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to Employee written notice in accordance with Section 11(b) of its intention to terminate Employee’s employment. In such event, Employee’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by Employee (the “Disability Effective Date”), provided that, within 30 days after such receipt, Employee shall not have returned to full-time performance of Employee’s duties. For purposes of this Agreement, “Disability” shall mean Employee’s inability to perform his duties and obligations hereunder for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to Employee or Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

          (b) Termination by the Company for Cause. The Company may terminate the Employee’s employment during the Employment Period for Cause. For purposes of this Agreement, “Cause” shall mean: (i) the failure of Employee to materially perform his obligations and duties hereunder to the satisfaction of the Company, which failure is not remedied within 45 days after receipt of written notice from the Company; (ii) commission by Employee of an act of fraud upon, or willful gross misconduct toward, the Company or any of its affiliates; (iii) a material breach by Employee of Section 6, Section 7 or Section 9, which in either case is not remedied within 15 business days after receipt of written notice from the Board or the Company; (iv) the conviction of Employee of any felony (or a plea of nolo contendere thereto) or any crime involving moral turpitude; or (v) the failure of Employee to carry out, or comply with, in any material respect any directive of the Board consistent with the terms of this Agreement, which is not remedied within 30 business days after receipt of written notice from the Board or the Company. Any written notice from the Board or the Company pursuant to this Section 3(b) shall specifically identify the failure that it deems to constitute Cause.

          (c) Termination by Company Without Cause. The Company may terminate Employee’s employment during the Employment Period without Cause beginning on the date that is sixty (60) days after the Effective Date. For purposes of this Agreement, “without Cause” shall mean a termination by the Company of Employee’s employment during the Employment Period for any other reason other than a termination based upon Cause, death or Disability.

          (d) Termination by the Employee. Employee’s employment may be terminated during the Employment Period by Employee for Good Reason or without Good Reason; provided, however, that Employee agrees not to terminate his employment for Good Reason unless (i) Employee has given the Company at least 30 days’ prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason, and (ii) such facts and circumstances constituting Good Reason have not been remedied within such 30 day period. For purposes of this Agreement, “Good Reason” shall mean any material breach by the Company of any provision of this Agreement and shall also include Company (or its successors and assigns) substantially altering the position, geographic location, or responsibilities of Employee during the Employment Period.

          (e) Date of Termination. “Date of Termination” means (i) if Employee’s employment is terminated for any reason other than Employee’s death, the termination date set forth in the written notice to that effect given by Employee to the Company or by the Company to Employee, as the case may be (taking into account any notice or cure period required hereunder), and (ii) if Employee’s employment is terminated by reason of death or Disability, the date of death of Employee or the Disability Effective Date, as the case may be.

4. Obligations of the Company Upon Termination.

          (a) Termination Because of Death or Disability. If Employee’s employment is terminated by reason of Employee’s death or Disability during the Employment Period, the Company shall pay to Employee or his legal representatives within 20 days after the Date of Termination (except as otherwise noted with respect to paragraphs (v) and (vi) below) (and the Company shall have no further obligations hereunder with respect to Employee):

               (i) Employee’s Annual Base Salary through the Date of Termination to the extent not theretofore paid;

               (ii) Any Annual Bonus awarded to Employee prior to the Date of Termination but not yet paid;

               (iii) Any compensation previously deferred by Employee (together with any accrued interest and earnings thereon);

               (iv) Any unreimbursed business expenses;

               (v) Any amount arising from Employee’s participation in, or benefits under, any Investment Plans (“Accrued Investments”), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans; and

               (vi) Any amounts to which Employee is entitled from Employee’s participation in, or benefits under, any Welfare Plan (“Accrued Welfare Benefits”), which amounts shall be payable in accordance with the terms and conditions of such Welfare Plans, and any amounts owed as a result of accrued vacation, which amounts shall be payable in accordance with the policies of the Company.

          (b) Termination for Cause; Other than for Good Reason. If Employee’s employment shall be terminated by the Company for Cause or by Employee without Good Reason, the Company shall pay to Employee within 20 days after the Date of Termination (except as otherwise noted with respect to paragraphs (v) and (vi) below) (and the Company shall have no further obligations hereunder with respect to Employee):

               (i) Employee’s Annual Base Salary through the Date of Termination to the extent not theretofore paid;

               (ii) Any Annual Bonus awarded to Employee prior to the Date of Termination but not yet paid;

               (iii) Any compensation previously deferred by Employee (together with any accrued interest and earnings thereon);

               (iv) Any unreimbursed business expenses;

               (v) Any Accrued Investments, which amounts shall be payable in accordance with the terms and conditions of such Investment Plans; and

               (vi) Any Accrued Welfare Benefits, which amounts shall be payable in accordance with the terms and conditions of such Welfare Plans, and any amounts owed as a result of accrued vacation, which amounts shall be payable in accordance with the policies of the Company.

          (c) Termination for Good Reason; Without Cause. If the Company shall terminate Employee’s employment without Cause or Employee shall terminate his employment for Good Reason, the Company shall pay to Employee within 20 days of the Date of Termination (except as otherwise noted with respect to paragraphs (v) and (vi) below) (and the Company shall have no further obligations hereunder with respect to Employee):

               (i) Employee’s Annual Base Salary through the Date of Termination to the extent not theretofore paid;

               (ii) Any Annual Bonus awarded to Employee prior to the Date of Termination but not yet paid;

               (iii) Any compensation previously deferred by Employee (together with any accrued interest and earnings thereon);

               (iv) Any unreimbursed business expenses;

               (v) Any Accrued Investments, which amounts shall be payable in accordance with the terms and conditions of such Investment Plans;

               (vi) Any Accrued Welfare Benefits, which amounts shall be payable in accordance with the terms and conditions of such Welfare Plans, and any amounts owed as a result of accrued vacation, which amounts shall be payable in accordance with the policies of the Company; and

               (vii) An amount equal to 1.5 times the Employee’s then current Annual Base Salary.

5. Full Settlement. Neither Employee nor the Company shall be liable to the other party for any damages in addition to the amounts payable under Section 4 arising out of the termination of Employee’s employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages for any breach of Section 6, Section 7, or Section 9 or for Employee’s criminal misconduct.

6. Confidential Information.

          (a) Employee acknowledges that the Company and its affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the “Confidential Information”) and that during the course of Employee’s employment with the Company he has received, shall receive or shall contribute to the Confidential Information. Confidential Information includes technical information, processes and compilations of information, records, specifications and information concerning assets, and information regarding methods of doing business. As defined herein, Confidential Information shall not include (i) information that is publicly and generally known to other persons or entities; provided that, such information has not been made publicly and generally known by Employee in violation of this Agreement or, to the knowledge of Employee, by others in violation of comparable agreements, (ii) information required to be disclosed by Employee pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision thereof; provided, however, that Employee shall take all reasonable steps to prohibit disclosure pursuant to clause (ii) above, and (iii) information already known to Employee without obligation to keep it confidential, or independently developed by Employee without use of Confidential Information of Company or received by Employee in good faith from a third party lawfully in possession thereof without obligation to keep such information confidential.

          (b) During and following Employee’s employment by the Company, Employee agrees (i) to hold such Confidential Information in confidence and (ii) not to release such information to any person (other than Company employees and other persons to whom the Company has authorized Employee to disclose such information and then only to the extent that such Company employees and other persons authorized by the Company have a need for such knowledge). Employee agrees to use reasonable efforts to give the Company notice of any and all attempts to compel disclosure of any Confidential Information, in such a manner so as to provide the Company with written notice at least five days before disclosure or within one business day after Employee is informed that such disclosure is being or shall be compelled, whichever is earlier. Such written notice shall include a description of the information to be disclosed, the court, government agency, or other forum through which the disclosure is sought, and the date by which the information is to be disclosed, and shall contain a copy of the subpoena, order or other process used to compel disclosure.

          (c) Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company.

7. Intellectual Property Rights; Surrender of Materials Upon Termination.

          (a) In consideration of the Company’s agreement to employ Employee and the receipt by Employee of the Confidential Information, Employee hereby assigns to the Company all his right, title and interest in all Intellectual Property (as defined below) that Employee makes or conceives, whether as a sole inventor or author or as a joint inventor or author, whether made within or outside working hours or upon the premises of the Company or elsewhere, as work for hire or otherwise, at any time during his employment with the Company or its affiliates (including prior to the Effective Date). “Intellectual Property” means any information of a technical and/or business nature such as ideas, discoveries, inventions, trade secrets, know-how, and writings and other works of authorship that relate directly in any manner to the actual or anticipated business or research and development of the Company and its affiliates. During and subsequent to Employee’s employment, upon the request and at the expense of the Company or its nominee and for no additional personal remuneration, Employee agrees to execute any instrument that the Company considers necessary to secure or maintain for the benefit of the Company adequate patent, copyright, trademark and other property rights in the United States and all foreign countries with respect to any Intellectual Property. Employee also agrees to assist the Company as required to draft said instruments and to obtain and enforce such rights. Employee agrees to promptly disclose to the Company any Intellectual Property when conceived or made by Employee, in whole or in part, and to make and maintain adequate and current records thereof.

          (b) Employee agrees that all Confidential Information and other files, documents, materials, records, customer lists, business proposals, contracts, agreements and other repositories containing information concerning the Company or the business of the Company, in whatever form, tangible or intangible (including all copies thereof), that Employee shall prepare, or use, or be provided with as a result of his employment with the Company, shall be and remain the sole property of the Company. Upon termination of Employee’s employment hereunder, Employee agrees that all Confidential Information and other files, documents, materials, records, customer lists, business proposals, contracts, agreements and other repositories containing information concerning the Company or the business of the Company (including all copies thereof) in Employee’s possession, custody or control, whether prepared by Employee or others, shall remain with or be returned to the Company promptly (within 24 hours) after the Date of Termination. The materials required to be returned pursuant to this Section 7 shall not include personal correspondence that does not relate to the Company or the business of the Company.

8. Successors.

          (a) This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee’s legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Employee agrees that the Company may assign this Agreement to any directly or indirectly owned subsidiary or affiliate (affiliate shall have the same meaning as in the Stock Purchase Agreement) of the Company, in which event “Company” as used in this Agreement shall thereafter mean such subsidiary or affiliate (except where reference is made to benefit plans that are maintained by the Company, in which event the Company shall remain obligated with respect thereto under this Agreement), and in connection with such assignment, such subsidiary shall expressly assume this Agreement and the Company shall be released therefrom except to the extent referenced above.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

9. Non-Competition; Non-Solicitation.

          (a) During his employment by the Company, including the Employment Period, Employee shall have access to and become acquainted with Confidential Information of the Company as described in Section 6. Employee acknowledges and agrees that his use of Confidential Information in the conduct of business on behalf of a competitor of the Company would constitute unfair competition with the Company and would adversely affect the business goodwill of the Company. Accordingly, as a material inducement to the Company to enter into this Agreement; to protect the Company’s Confidential Information that may be disclosed or entrusted to Employee (the disclosure of which by Employee in violation of this Agreement would adversely affect the business goodwill of the Company), the business goodwill of the Company that may be developed in Employee and the business opportunities that may be disclosed or entrusted to Employee by the Company; in consideration for the compensation and other benefits payable hereunder to Employee, for the benefits to Employee of having access to Confidential Information during the Employment Period (the disclosure of which by Employee in violation of this Agreement would adversely affect the business goodwill of the Company); and for other good and valuable consideration, Employee hereby covenants and agrees that, during the Term of Non-Competition, Employee shall not, directly or indirectly, individually or as an officer, director, manager, employee, shareholder, consultant, contractor, partner, member, joint venturer, agent, equity owner or in any capacity whatsoever:

               (i) own, engage in, manage, operate, join, control, be employed by, provide Competing Services to, or participate in the ownership, management, operation or control of or provision of Competing Services to, a Competing Business operating in the Geographic Area;

               (ii) recruit, hire, assist in hiring, attempt to hire, or contact or solicit with respect to hiring any person who, at any time during the 12 month period ending on the Date of Termination, was an employee of the Company or its affiliates;

               (iii) induce or attempt to induce any employee of the Company or its affiliates to terminate, or in any way interfere with, the relationship between such parties and any employee thereof; or

               (iv) induce or attempt to induce any customer, client, supplier, service provider, or other business relation of the Company or its affiliates in the Geographic Area to cease doing business with such parties, or in any way interfere with the relationship between such parties and any such person.

     Notwithstanding the foregoing, the Company agrees that Employee may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as Employee does not otherwise participate in such competing business in any way prohibited by this Section 9.

          (b) Employee acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs in this Section 9 (including the defined terms for “Competing Business,” “Competing Services,” “Geographic Area,” and “Term of Non-Competition” set forth in Section 9(c)) are reasonable in nature and are no broader than are necessary to maintain the goodwill of the Company and the confidentiality of its Confidential Information and to protect the goodwill and other legitimate business interests of the Company, and also that the enforcement of such covenants would not cause Employee any undue hardship or unreasonably interfere with Employee’s ability to earn a livelihood. If Employee violates the covenants and restrictions in this Section 9 and the Company brings legal action for injunctive or other equitable relief, Employee agrees that the Company shall not be deprived of the benefit of the full period of the restrictive covenant, as a result of the time involved in obtaining such relief. Accordingly, Employee agrees that the provisions in this Section 9 shall have a duration determined pursuant to Section 9(a), computed from the date the legal or equitable relief is granted.

          (c) As used in this Agreement:

               (i) “Competing Business” means any service or product of any person or organization other than the Company or its affiliates in existence or then under development, that competes or could potentially compete, directly or indirectly, with any service or product of the Company or its affiliates.

               (ii) “Competing Services” means services that, if provided to a business other than a Competing Business, would constitute the conduct of a Competing Business.

               (iii) “Geographic Area” means the United States.

               (iv) “Term of Non-Competition” means the period of time beginning on the date hereof and continuing until (A) if this Agreement is terminated during the Employment Period by either the Company for Cause or Employee without Good Reason, two years after the Date of Termination, (B) if this Agreement is terminated during the Employment Period by either the Company without Cause or Employee for Good Reason, one year after the Date of Termination, or (C) if the Employment Period expires by reason of a Non-Renewal Notice, one year after the last day of the Employment Period.

          (d) If any court or arbitrator determines that any portion of this Section 9 is invalid or unenforceable, the remainder of this Section 9 shall not thereby be affected and shall be given full effect without regard to the invalid or unenforceable provisions. If any court or arbitrator construes any of the provisions of this Section 9 to be invalid or unenforceable because of the duration or scope of such provision, such court or arbitrator shall be required to reduce the duration or scope of such provision, to the minimum extent necessary so as to be enforceable, and to enforce such provision as so reduced.

10. Non-Disparagement. Employee agrees to refrain from engaging in any conduct, or making any comments or statements, during the Employment Period and thereafter, that have the purpose or effect of harming the reputation or goodwill of the Company or its affiliates.

11. Miscellaneous.

          (a) Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Whenever the terms “hereof”, “hereby”, “herein”, or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular “Section” or “paragraph” shall be construed as referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term “including” herein shall be construed as meaning “including without limitation.” This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Employee:	44 Mirabel Avenue
Mill Valley, CA 94941

If to the Company:	Lyris Technologies, Inc.
20709 Allston Way, Suite 200
Berkeley, CA 94704

With a copy to:	Vinson & Elkins L.L.P.
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Attention: Michael D. Wortley

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          (d) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) No Waiver. Employee’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or the Company may have hereunder, including, without limitation, the right of Employee to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) Equitable and Other Relief. Employee acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of Section 6, Section 7, Section 9 or Section 10 by Employee and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach of Section 6, Section 7, Section 9 or Section 10 by Employee.

          (g) Entire Agreement. The provisions of this Agreement constitute the complete understanding and agreement between the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous oral and written agreements, representations and understandings of the parties, which are hereby terminated. Employee and the Company acknowledge and represent that there are no other promises, terms, conditions or representations (oral or written) regarding any matter relevant hereto.

          (h) Counterparts. This Agreement may be executed in two or more counterparts.

          (i) Arbitration.

               (i) In the event any dispute or controversy arises under this Agreement and is not resolved by mutual written agreement between Employee and the Company within 30 days after notice of the dispute is first given, then Employee and the Company will mutually select an arbitrator and submit such dispute or controversy to arbitration by such arbitrator; provided, however, if the Company and Employee have not mutually selected an arbitrator within 90 days after notice of the dispute is first given, or if Employee and the Company decide at any earlier date not to mutually select an arbitrator, then, upon the written request of Employee or the Company, such dispute or controversy shall be submitted to arbitration by an arbitrator to be selected by the American Arbitration Association (“AAA”). The arbitration will be conducted in accordance with the Rules for Resolution of Employment Disputes of the AAA. Judgment may be entered thereon and the results of the arbitration will be binding and conclusive on the parties hereto. Any arbitrator’s award or finding or any judgment or verdict thereon will be final and unappealable. All parties agree that venue for arbitration will be in San Francisco County, California, or such other place as may be agreed upon in writing at the time by the parties and that any arbitration commenced in any other venue will be transferred to San Francisco County, California, upon the written request of any party to this Agreement. All arbitrations will have one individual acting as arbitrator. Any arbitrator selected will not be affiliated, associated or related to either Employee of the Company in any matter whatsoever. The decision of the arbitrator will be binding on all parties. The prevailing party in the arbitration (as determined by the arbitrator) shall be reimbursed, by the other party, its reasonable attorneys fees, costs and other expenses pertaining to any such arbitration and enforcement.

               (ii) THE ARBITRATOR SHALL HAVE NO AUTHORITY TO AWARD PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES (WHETHER IT BE EXEMPLARY DAMAGES, TREBLE DAMAGES, OR ANY OTHER PENALTY OR PUNITIVE TYPE OF DAMAGES). REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER CALIFORNIA LAW, EMPLOYEE AND THE COMPANY EACH HEREBY WAIVE THE RIGHT, IF ANY, TO RECOVER PUNITIVE DAMAGES IN CONNECTION WITH ANY CLAIMS. EMPLOYEE AND THE COMPANY ACKNOWLEDGE THAT BY SIGNING THIS AGREEMENT EMPLOYEE AND THE COMPANY ARE WAIVING ANY RIGHT THAT EMPLOYEE OR THE COMPANY MAY HAVE TO A JURY TRIAL.

          (j) Survival. Sections 4, 5, 6, 7, 8, 9, and 10 of this Agreement shall survive the termination of Employee’s employment.

          (k) Amendments. This Agreement may not be amended or modified at any time except by a written instrument executed by the Company and Employee.

          (l) Effectiveness. If the Effective Date has not occurred by May 25, 2005, this Agreement shall be null and void and of no force or effect.

          (m) Employee Acknowledgment. Employee acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Employee has hereunto set Employee’s hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

EMPLOYEE:

/s/ Luis Rivera

COMPANY:

LYRIS TECHNOLOGIES, INC.

By:	/s/ David R. Burt
Name: David R. Burt
Title:

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

SCHEDULE I

Annual Bonus

1. Profit Sharing Bonus

Company shall pay to Employee a bonus based on the profitability of the Company as set forth below:
  Bonus will be paid quarterly within 30 days after the end of each fiscal quarter for the Company.

  Bonus will be based on Company accomplishing its “Profit Target” for such quarter.
Profit Target for the quarter ended June 30, 2005 shall be $1,250,000.00.

Profit Target for the quarter ended September 30, 2005 shall be $1,500,000.00.

Profit Target for the quarter ended December 31, 2005 shall be $1,500,000.00.

Profit Target for the quarter ended March 31, 2006 shall be $1,750,000.00.

If Company accomplishes its Profit Target for a quarter, Employee shall be entitled to a bonus equal to $62,500 for the June 30, 2005 quarter, bonus equal to $62,500 for the September 30, 2005 quarter, bonus equal to $62,500 for the December 31, 2005 quarter and bonus equal to $62,500 for the March 31, 2006 quarter.

If the Company does not accomplish its Profit Target in a quarter but exceeds its Profit Target in a subsequent quarter, the Profit Sharing Bonus can be increased pro rata by an amount sufficient to make up for a shortfall in a prior quarter. For the four quarters ended March 31, 2006, if the Profit Target equals $6,000,000 the full Profit Sharing Bonus of $250,000 will be paid.